Exhibit 99.1

Wheels Up names Todd Smith Chief Financial Officer

Finance veteran joins to help build the future of private travel

NEW YORK – Wheels Up Experience (NYSE: UP) today announced it has hired Todd Smith as its new Chief Financial Officer, effective June 30, 2022.

Smith joins from General Electric (NYSE: GE) where he served in a number of senior, global Finance roles over his 25-year career – most recently as Global Head of Financial Planning and Analysis and CFO for GE Corporate. In a career covering four continents, he has served as Chief Financial Officer for several GE business units, including Gas Power Systems, Capital International, Healthcare Life Sciences, Capital Real Estate and Commercial Finance. He began his career with GE in 1997 as a member of the Financial Management Program and then spent over five and a half years on GE’s Corporate Audit Staff.

“We are thrilled to welcome Todd to the Wheels Up Family. He has a deep background across a number of key financial disciplines, experience in the public markets and a global perspective that will be invaluable as we continue to create the future of private travel,” said Wheels Up Chairman and CEO Kenny Dichter. “Equally important, Todd is a dynamic and experienced leader who has been successful leading both high-growth and mature businesses in a range of industries. He will be a great addition to our leadership team.”

At GE Corporate, Smith played a key role, working directly with the CEO and members of the leadership team, to drive the financial analysis around the recently announced decision to split the 130-year-old multinational corporation into three separate public companies. Throughout his career at GE, he has demonstrated a track record of driving profitable growth, operating in highly complex and regulated environments, leading M&A activity and building high performing finance teams.

“Through its growing marketplace, strong brand and talented team, Wheels Up has an incredible opportunity to fundamentally change private travel, making it more rewarding and accessible for millions of consumers around the world,” Smith said. “I am excited to join a committed and engaged group of senior leaders in their mission to deliver an exceptional experience – in the air and on the ground – to members and customers.”

At Wheels Up, Smith will oversee all aspects of the company’s global Finance organization, including Commercial Finance, Accounting, FP&A, Treasury, Tax and Investor Relations. He will also join the company’s Executive Leadership Team.

Smith holds a Bachelor of Science degree in Business Administration from the University of Florida’s Warrington College of Business and resides in the Boston area with his family.

About Wheels Up

Wheels Up  is the leading provider of "on demand" private aviation in the United States and one of the largest private aviation companies in the world. Powered by a growing marketplace of more than 1,500 safety-vetted and verified aircraft, Wheels Up is the only company in the industry to offer a total private aviation solution that includes a relentless focus on safety and service, with flexibility across all types of aircraft, membership programs, corporate solutions, aircraft management, whole aircraft sales and commercial travel benefits through a strategic partnership with Delta Air Lines.

The Wheels Up App enables members and customers to search, book and fly. Wheels Up Connect, Core and Business memberships provide enhancements such as flight sharing, empty-leg Hot Flights, Shuttle Flights, Shared Flights, signature Wheels Up Down events and exclusive member benefits from preeminent lifestyle brands. Wheels Up's ongoing Wheels Up Cares program aligns with philanthropic organizations and initiatives that affect and matter to the company and its customers, members, stakeholders, families and friends. The Wheels Up Cares fleet comprises five custom-painted Beechcraft King Air 350i aircraft, with each plane serving as a flying symbol for a specific social cause.

To learn more about Wheels Up, go to Wheelsup.com.